As filed with the Securities and Exchange Commission on April 20, 2007

Registration No. 333-136469

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0493581
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of Principal Executive Offices, including Zip Code)

2004 STOCK PLAN

(Full title of the plan)

Eric E. Schmidt

Chief Executive Officer

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Larry W. Sonsini	David C. Drummond
David J. Segre	David Sobota
Jon C. Avina	Donald Harrison
Wilson Sonsini Goodrich & Rosati	Google Inc.
Professional Corporation	1600 Amphitheatre Parkway
650 Page Mill Road	Mountain View, CA 94043
Palo Alto, CA 94304	(650) 253-0000
(650) 493-9300

EXPLANATORY NOTE

On August 10, 2006, Google Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (Registration No. 333-136469) (the “Registration Statement”), which registered shares of the Registrant’s Class A common stock, par value $0.001, reserved for issuance under the 2004 Stock Plan. The Registration Statement registered 4,500,000 shares of Class A common stock with respect to the 2004 Stock Plan.

In connection with the Registrant’s Transferable Stock Option (“TSO”) program, all of the 4,500,000 shares of Class A common stock that were originally registered under the Registration Statement will be offered and sold pursuant to a Registration Statement on Form S-3 (the “TSO S-3”). Therefore, the Registrant is filing this post-effective amendment to deregister all of the 4,500,000 shares of its Class A common stock that were registered under the Registration Statement.

The TSO S-3 registers:

•

the offer and sale by the Registrant of Class A common stock upon exercise, other than by participating financial institutions, of (1) options currently outstanding and (2) options to be granted under the Registrant’s 2004 Stock Plan to eligible employees, consultants, and directors the Registrant or of any parent or subsidiary of the Registrant;

•

the grant by the Registrant of nonstatutory stock options to eligible employees, consultants, and directors of the Registrant or of any parent or subsidiary of the Registrant under the Registrant’s 2004 Stock Plan;

•

the offer and sale by the Registrant of Class A common stock in connection with the grant or exercise of incentive stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, performance shares and other stock-based awards to eligible employees, consultants, and directors of the Registrant or of any parent or subsidiary of the Registrant under the Registrant’s 2004 Stock Plan; and

•	the offer and sale by participating financial institutions in connection with short sales of the Registrant’s Class A common stock to hedge options they purchase under the Registrant’s TSO program.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on April 20, 2007.

GOOGLE INC.

By:	/s/ George Reyes
George Reyes
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Eric Schmidt	Chairman of the Executive Committee and Chief Executive Officer (Principal Executive Officer)	April 20, 2007

/s/ George Reyes George Reyes	Chief Financial Officer (Principal Financial and Accounting Officer)	April 20, 2007

* Sergey Brin	President of Technology, Assistant Secretary and Director	April 20, 2007

* Larry Page	President of Products, Assistant Secretary and Director	April 20, 2007

* L. John Doerr	Director	April 20, 2007

Michael Moritz	Director

* K. Ram Shriram	Director	April 20, 2007

* John L. Hennessy	Director	April 20, 2007

* Arthur D. Levinson	Director	April 20, 2007

Paul S. Otellini	Director

* Shirley Tilghman	Director	April 20, 2007

* Ann Mather	Director	April 20, 2007

* By:	/s/ George Reyes
George Reyes
Attorney-in-Fact

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